Exhibit 99.2
Q1 2011 Earnings Conference Call May 12, 2011

1 1 Certain statements, including discussions of the Company's expectations for 2011 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks, uncertainties and other factors, which may cause actual events and results to differ materially from historical results or the future results expressed or implied by the forward- looking statements. Please refer to the Company's Annual Report on Form 10-K for the year ended January 2, 2011 and our subsequent filing on Form 10-Q for the fiscal quarter ended April 3, 2011 for a description of the factors that could cause such results to differ. The Company intends our forward-looking statements to speak only as of the date made and undertakes no obligation to update or revise any forward-looking statements. To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses certain measures defined as non-GAAP financial measures by the SEC. Information regarding the reconciliation of the non-GAAP information used in this presentation to our GAAP results is contained in the appendix and is also available on our website at http://www.apaccustomerservices.com and through the SEC.

2 APAC Presenters Kevin Keleghan President & CEO Andrew Szafran Senior Vice President & CFO

3 Agenda Opening Commentary Q1 Results 2011 Guidance Financial Overview Operational Highlights Acquisition New Sites Q&A

4 Opening Commentary First Quarter Results Revenue of $88 million EPS of $0.13 2011 Guidance Reaffirmed Expected Revenue range of $346 - $350 million Expected EPS of $0.47 - $0.49

5 Vertical Markets Communications vertical headwinds Signs of stabilization Growth anticipated from 2 new clients Challenges for the first two quarters Expect rebound in the second half of 2011 Double-digit overall growth other than Communications Business Services + 9.7% Media + over 90% Technology + significantly All except Communications + 17% Communications - 25% Healthcare - 7.7% Healthcare (less exited) + 5.2%

6 1. Percentage change is not meaningful 2. See Appendix 3. Cash balance as of 1/2/2011 was $41.4 million Quarter-over-Quarter Comparison ($ in millions) Q1 2011 Q1 2010 Change Revenue $ 88.0 $ 85.3 ? 3.3% Gross Margin 22.1% 24.0% ? 190 bp Legal Settlement -- $ 2.4 NM1 Severance & Other Charges $ 0.4 -- NM1 Net Income $ 7.0 $ 6.6 ? 7.0 % Adjusted EBITDA2 $ 14.1 $ 15.5 ? 9.2% Cash3 $ 51.3 $ 40.7 ? $10.6

7 Operational Highlights Acquisition of SEI business closed May 1st Leading technology client High-end, value-added business services Update to be provided Q2 New Logo progress Update to be provided mid-year New Center in Montevideo, Uruguay Operational in Q2 New Center in Manila - 5th site in Philippines Former captive center Operational in Q2 Phase 1 of 3 sold out, Phase 2 selling

8 APPENDIX

Appendix - Non-GAAP Financial Information To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we use EBITDA and adjusted EBITDA, which are defined as non-GAAP financial measures by the SEC. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. The items excluded from this non-GAAP financial information are significant components of our financial statements and must be considered so in performing a comprehensive analysis of our overall financial results. We believe that this non-GAAP financial information provides meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our core business operating results. We believe management, investors and lenders benefit from referring to this non-GAAP financial information in assessing our performance and when planning, forecasting and analyzing future periods. This non-GAAP financial information also facilitates internal comparisons to our historical performance and liquidity. We believe that this non-GAAP financial information is useful to investors and analysts in allowing for greater transparency with respect to supplemental information used by us in our financial and operational decision making. Our calculations of this non-GAAP financial information may not be consistent with calculations of similar measures used by other companies. The accompanying tables have more details on the GAAP financial measures that are most directly comparable to this non-GAAP financial information and the related reconciliations between these financial measures. Additional information on this non-GAAP financial information can be found in our Annual Report on Form 10-K for the year ended January 2, 2011 and our subsequent filing on Form 10-Q for the fiscal quarter ended April 3, 2011. 9

Appendix - Non-GAAP Financial Information The Company operates on a 13-week fiscal quarter that ends on the Sunday closest to March 31st. The Company defines EBITDA as net income plus income tax expense, depreciation and amortization, and interest expense. It defines adjusted EBITDA as EBITDA adjusted for legal settlement expense and severance and other charges. EBITDA and adjusted EBITDA are measures used by the Company's lenders, investors and analysts to evaluate its financial performance and its ability to pay interest and repay debt. These measures are also indicative of the Company's ability to fund the capital investments necessary for its continued growth. The Company uses these measures, together with its GAAP financial metrics, to assess its financial performance, allocate resources, measure its performance against debt covenants and evaluate its overall progress towards meeting its long-term financial objectives. EBITDA and adjusted EBITDA are not intended to be considered in isolation or used as a substitute for net income or cash flow from operations data presented in accordance with GAAP or as a measure of liquidity. The items excluded from EBITDA and adjusted EBITDA are significant components of the Company's statements of operations and must be considered in performing a comprehensive assessment of its overall financial results. EBITDA and adjusted EBITDA can be reconciled to net income, which the Company believes to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows: 10 For the Thirteen Weeks Ended For the Thirteen Weeks Ended For the Thirteen Weeks Ended April 3, 2011 April 4, 2010 Net income $ 7,021 $ 6,560 Interest (income) expense, net 32 (8) Income tax expense 3,698 3,456 Depreciation and amortization 2,921 3,112 EBITDA $ 13,672 $ 13,120 Legal settlement $ 2 $ 2,400 Severance and other charges 425 1 Adjusted EBITDA $ 14,099 $ 15,521